Kindred Biosciences Announces COVID-19 Vaccine Manufacturing Agreement with Vaxart
San Francisco, California (May 20, 2020) - Kindred Biosciences, Inc. (NASDAQ: KIN), a biopharmaceutical company developing novel biologics, today announced it has entered into an agreement with Vaxart, Inc. (Nasdaq: VXRT) for the manufacture of Vaxart’s oral vaccine candidate for COVID-19.
“We are proud to be contributing toward the effort to develop a COVID-19 vaccine. We look forward to working with Vaxart to bring this innovative technology to patients as quickly as possible,” said KindredBio’s Chief Executive Officer, Richard Chin, M.D. “This marks an important step in the development of our contract manufacturing business, which has the potential to help fund our promising pipeline.”
Under the terms of the agreement, KindredBio will provide manufacturing services from its state-of-the-art biological development and cGMP manufacturing facility in Burlingame, CA. There, KindredBio will produce the candidate vaccine bulk drug substance under Good Manufacturing Practices, and provide it to Vaxart to be formulated into a vaccine tablet to be taken by mouth instead of by needle injection. KindredBio will manufacture the vaccine for clinical trials beginning in the second half of 2020.
“We are pleased to be partnering with Kindred Biosciences in the development of our oral COVID-19 vaccine candidate,” said Vaxart’s Chief Executive Officer, Wouter Latour, M.D. “We believe our novel approach utilizing a room temperature-stable tablet offers important logistical advantages in widespread oral vaccination, and that KindredBio with its state-of-the-art manufacturing plants is an ideal partner to realize our vision.”
KindredBio’s core expertise includes protein engineering, cell line development, master cell banking, process development, assay development, stability testing, and cGMP clinical and commercial manufacturing from 50 litres to 2,000 litres. The biologics team comprises experts in product development, manufacturing, quality control and quality assurance personnel, and is supported by a strong project management organization.
KindredBio’s contract development and manufacturing (CDMO) activities are managed by a wholly owned subsidiary, Centaur Biopharmaceutical Services.
About Kindred Biosciences
Kindred Biosciences is a biopharmaceutical company developing innovative biologics focused on saving and improving the lives of pets. Its mission is to bring to pets the same kinds of safe and effective medicines that human family members enjoy. The company's strategy is to identify targets that have already demonstrated safety and efficacy in humans and to develop therapeutics based on these validated targets for dogs and cats. KindredBio has a deep pipeline of novel biologics in development across many therapeutic classes, alongside state-of-the-art biologics manufacturing capabilities and a broad intellectual property portfolio.
For more information, please visit: www.kindredbio.com
About Vaxart
Vaxart is a clinical-stage biotechnology company and its oral recombinant vaccine candidate is based on its proprietary VAAST™ platform. Vaxart’s vaccines are administered using a convenient room temperature-stable tablet, rather than by injection.
For more information, please visit www.vaxart.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.

These forward-looking statements are based on our current expectations. These statements are not promises or guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. These risks include, but are not limited to, the following: our limited operating history and expectations of losses for the foreseeable future; the absence of significant revenue from our products and our product candidates for the foreseeable future; the likelihood that our revenue will vary from quarter to quarter; our potential inability to obtain any necessary additional financing; our substantial dependence on the success of our products and our lead product candidates which may not be successfully commercialized even if they are approved for marketing; the effect of competition; our potential inability to obtain regulatory approval for our existing or future product candidates; our dependence on third parties to conduct some of our development activities; our dependence upon third-party manufacturers for supplies of our products and our product candidates and the potential inability of these manufacturers to deliver a sufficient amount of supplies on a timely basis; the uncertain effect of the COVID-19 pandemic on our business, results of operations and financial condition; uncertainties regarding the outcomes of trials regarding our product candidates; our potential failure to attract and retain senior management and key scientific personnel; uncertainty about our ability to enter into satisfactory agreements with third-party licensees of our biologic products or to develop a satisfactory sales organization for our equine small molecule products; our significant costs of operating as a public company; potential cyber-attacks on our information technology systems or on our third-party providers’ information technology systems, which could disrupt our operations; our potential inability to repay the secured indebtedness that we have incurred from third-party lenders, and the restrictions on our business activities that are contained in our loan agreement with these lenders; the risk that our 2020 strategic realignment plan will result in unanticipated costs or revenue shortfalls; uncertainty about the amount of royalties that we will receive from the sale of Mirataz® to Dechra Pharmaceuticals PLC; our potential inability to obtain and maintain patent protection and other intellectual property protection for our products and our product candidates; potential claims by third parties alleging our infringement of their patents and other intellectual property rights; our potential failure to comply with regulatory requirements, which are subject to change on an ongoing basis; the potential volatility of our stock price; and the significant control over our business by our principal stockholders and management.
For a further description of these risks and other risks that we face, please see the risk factors described in our filings with the U.S. Securities and Exchange Commission (the SEC), including the risk factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q filed with the SEC. As a result of the risks described above and in our filings with the SEC, actual results may differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements contained in this press release speak only as of the date of this press release and we undertake no obligation to update or revise these statements, except as may be required by law.
The results stated in this press release have not been reviewed by the Food and Drug Administration or the United States Department of Agriculture Center for Veterinary Biologics, as applicable.

Contacts

For investor inquiries:
Katja Buhrer
Katja.buhrer@kindredbio.com
(917) 969-3438

For CDMO services:
Jeremy Vrchota
jeremy.vrchota@kindredbio.com
(605) 370-2258